UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2016, ProPhase Labs, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As at the record date of April 14, 2016, the Company had 17,080,776 shares of common stock, par value $0.0005 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. The following is a listing of the votes cast for or withheld, and the number of broker non-votes, with respect to each nominee for director and a listing of the votes cast for and against, as well as abstentions and broker-non votes, with respect to each other matter voted upon at the Annual Meeting, as applicable. At the Annual Meeting, the Company’s stockholders (i) elected each nominee as a director, (ii) approved an amendment and restatement of our Amended and Restated 2010 Equity Compensation Plan to increase the number of shares issuable thereunder by seven hundred thousand (700,000) shares, (iii) ratified the appointment of EisnerAmper LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and (iv) the stockholders, in an advisory and non-binding resolution, approved the compensation of the Company’s named executive officers.

1.	Directors Information:

	Number of Shares
Director	For	Withheld	Broker Non-Votes
1. Ted Karkus	9,686,630	2,596,969	3,416,947
2. Jason Barr	9,849,588	2,434,011	3,416,947
3. Mark Burnett	9,690,064	2,593,535	3,416,947
4. Louis Gleckel, MD	9,650,264	2,633,335	3,416,947
5. Mark Leventhal	9,692,230	2,591,369	3,416,947
6. James McCubbin	4,641,798	7,641,801	3,416,947

2.	To approved an amendment and restatement of our Amended and Restated 2010 Equity Compensation Plan to increase the number of shares issuable thereunder by seven hundred thousand (700,000) shares,

For	Against	Abstentions	Broker Non-Votes
9,755,127	2,523,072	5,400	3,416,947

3.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstentions	Broker Non-Votes
13,222,863	110,371	2,367,312	-

4.	To approve, in an advisory and non-binding resolution, the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
9,409,901	2,867,398	6,300	3,416,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPHASE LABS, INC.

Dated:	May 25, 2016	By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and Chief Financial Officer